Exhibit C-2


                                    GPU, INC.
                              AMENDMENT TO BY-LAWS

                          (Effective December 19, 1997)

                                     Offices

         1. The principal office of the Corporation shall be in the County of Morris, State of New Jersey. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.